MEMORANDUM OF AMENDMENT TO THE AGREEMENT AND PLAN OF
              REORGANIZATION BY AND BETWEEN ETHIKA CORPORATION AND
             TRADEQUEST INTERNATIONAL, INC. DATED NOVEMBER 27, 2000

     This Memorandum of Agreement is executed this 3rd Day of March, 2001 by Ethika Corporation (Ethika) and Tradequest International, Inc. (Tradequest) with reference to and by way of amendment to the Agreement and Plan of Reorganization (the Reorganization Agreement) entered into by Ethika and Tradequest on or about November 27, 2000.

     In consideration of the Reorganization Agreement and the performance rendered pursuant thereto, Ethika and Tradequest agree as follows:

1. Ethika and Tradequest agree that Section 3.2, Section 5.1(A) and Section 5.2(B) of the Reorganization Agreement are hereby amended to require Closing on or before March 7, 2001.

2. Ethika and Tradequest agree that the $300,000 to be paid to Ethika pursuant to Section Section 5.2(D) of which a $50,000 non refundable deposit has been paid will be paid as follows: $250,000 on or before March 7, 2001 and $50,000 on or before March 16, 2001.

3.   Closing will occur on the payment of the $250,000

4. In consideration of extending the closing date and receiving a delayed payment, Fond Mondial will receive the approximate 866,000 shares of BNEZ as well as the shares of spin-off subsidiaries thereof held by Ethika.

5. The exchanged share certificates required by Section 3.1(B) for the Tradequest shareholders will be held in escrow by Dennis Brovarone, Attorney at Law until such time that the remaining $50,000 is paid.

6. All other terms and conditions of the Reorganization Agreement not specifically modified by this Memorandum of Agreement are reaffirmed as valid and in full force and effect.

ETHIKA CORPORATION                                TRADEQUEST INTERNATIONAL, INC.


/s/ Dennis Brovarone                              /s/ Dean Casutt
---------------------------                       ----------------------
Dennis Brovarone, President                       Dean Casutt, President

FOND MONDIAL D'INVESTISSEMENT


By: /s/ Alfred Peeper, Authorized Representative
    --------------------------------------------
        Alfred Peeper, Authorized Representative

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